                                                                    Exhibit 99.4
                                                                    ------------

                           THE LEARNING COMPANY, INC.
             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  The Learning                           Pro Forma            Combined
                                                     Company          Mindscape         Adjustments          Pro Forma
                                                  ------------        ---------         ----------           ---------
ASSETS

CURRENT ASSETS:

      Cash and cash equivalents                     $  95,137          $ 3,331            $      -            $ 98,468

      Accounts receivable, net                         99,677           33,071                   -             132,748

      Inventories                                      29,600            9,391                   -              38,991

      Other current assets                             32,590            6,881                   -              39,471
                                                    ---------          -------            --------            --------

                                                      257,004           52,674                   -             309,678

      Fixed assets and other, net                      32,306            5,017                   -              37,323

      Goodwill and other intangible assets, net       127,481            2,080             140,000 (a)         269,561
                                                    ---------          -------            --------            --------

                                                    $ 416,791          $59,771            $140,000            $616,562
                                                    =========          =======            ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)

CURRENT LIABILITIES:

      Accounts payable and accrued expenses         $  94,060          $34,094            $      -            $128,154

      Line of credit                                   35,150              300                   -              35,450

      Merger related accruals                          12,533                -               2,000 (a)          14,533

      Current portion of long-term obligations         10,717                -                   -              10,717

      Purchase price payable                            7,896                -               3,000 (a)        $ 10,896
                                                    ---------          -------            --------            --------

                                                      160,356           34,394               5,000             199,750

LONG-TERM OBLIGATIONS:

      Long-term debt                                  294,356                -                   -             294,356

      Accrued and deferred income taxes                59,746                -                   -              59,746

      Other                                             6,119                -                   -               6,119
                                                    ---------          -------            --------            --------

                                                      360,221                -                   -             360,221

STOCKHOLDERS' EQUITY (DEFICIT):

      Stockholders' equity (deficit)                 (103,786)          25,377             135,000 (a)          56,591
                                                    ---------          -------            --------            --------

                                                    $ 416,791          $59,771            $140,000            $616,562
                                                    =========          =======            ========            ========



         The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                           THE LEARNING COMPANY, INC.
                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                                    The Learning                           Pro Forma              Combined
                                                       Company         Mindscape          Adjustments            Pro Forma
                                                    ------------       ---------          -----------           -----------

REVENUES                                             $   392,438        $138,520           $       --           $   530,958
COSTS AND EXPENSES:
      Costs of production                                111,703          54,515                   --               166,218
      Sales and marketing                                 86,621          43,771                   --               130,392
      General and administrative                          31,135           8,035                   --                39,170
      Development and software costs                      41,018          22,853                   --                63,871
      Amortization, merger and other charges             515,016          15,625               14,000 (b)           544,641
                                                     -----------        --------           ----------           -----------
      Total operating expenses                           785,493         144,799               14,000               944,292

OPERATING LOSS                                          (393,055)         (6,279)             (14,000)             (413,334)
                                                     -----------        --------           ----------           -----------
INTEREST INCOME (EXPENSE):
      Interest income                                      1,104              --                   --                 1,104
      Interest expense                                   (22,482)           (531)                  --               (23,013)
                                                     -----------        --------           ----------           -----------
      Total interest expense                             (21,378)           (531)                  --               (21,909)
LOSS BEFORE TAXES                                       (414,433)         (6,810)             (14,000)             (435,243)
PROVISION FOR INCOME TAXES                                61,234              --                   --                61,234
                                                     -----------        --------           ----------           -----------
NET LOSS                                             $  (475,667)       $ (6,810)          $  (14,000)          $  (496,477)
                                                     -----------        --------           ----------           -----------

NET LOSS PER SHARE:
      Basic and Diluted                                                                    $    (9.59)          $     (8.45)

WEIGHT AVERAGE NUMBER
OF SHARES OUTSTANDING
      Basic and Diluted                               49,613,000                            9,117,600 (c)        58,730,600


         The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                           THE LEARNING COMPANY, INC.
                      NOTES TO PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


A.       PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On March 27, 1998, pursuant to a Stock Purchase Agreement, dated as of March 5, 1998 (the "Agreement"), by and between The Learning Company, Inc. ("TLC"), on the one hand, and Mindscape Holding Company, Pearson Overseas Holdings Ltd. and Pearson Netherlands, BV (collectively, the "Sellers"), on the other hand, TLC acquired from the Sellers all of the outstanding capital stock of Mindscape, Inc., Mindscape International Ltd. and Mindscape France SARL (collectively, "Mindscape"). The total estimated purchase price is approximately $155,000, and includes cash, other consideration consisting of common stock, and transaction related costs. The common stock and special warrants issued in connection with the acquisition represent, in the aggregate, approximately 9,117,600 shares of common stock. TLC is accounting for the acquisition using the purchase method.

TLC's fiscal year is the 52 or 53 weeks ending on or after December 31. For clarity of presentation herein, with regard to TLC, all references to December 31, 1997 relate to balances as of January 3, 1998, and the period from January 5, 1997 to January 3, 1998 is referred to as the Year Ended December 31, 1997.

The pro forma combined condensed consolidated balance sheet sets forth the financial position of TLC and Mindscape at December 31, 1997, as if the acquisition of Mindscape by TLC had occurred on December 31, 1997.

The pro forma combined condensed consolidated statement of operations sets forth the results of operations of TLC and Mindscape for the Year Ended December 31, 1997, as if the acquisition of Mindscape by TLC had occurred at the beginning of that year.

The pro forma combined condensed consolidated financial statements are unaudited, are intended for informational purposes, and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity. These pro forma combined condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in TLC's Annual Report on Form 10-K for the fiscal year ended January 3, 1998 and Mindscape Group's combined financial statements for the year ended December 31, 1997.

                           THE LEARNING COMPANY, INC.
                      NOTES TO PRO FORMA COMBINED CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The pro forma combined condensed consolidated balance sheet sets forth the financial position of TLC and Mindscape at December 31, 1997, as if the acquisition of Mindscape by TLC had occurred on December 31, 1997. The pro forma adjustment to reflect the excess purchase price over the preliminary estimate of the fair value of Mindscape's net assets, in the amount of approximately $15,000, is reflected in goodwill and other intangible assets. The ultimate allocation of the purchase price for the acquisition to the net assets, goodwill and other intangible assets acquired, and to a charge for in-process research and development, is subject to the final determination of their respective fair values. Approximately $2,000 has been included in the purchase price as merger related accruals in connection with the preliminary estimate of the fair value of transaction related costs, including valuation and legal fees, and related out-of-pocket expenses. Purchase price payable in the amount of $3,000 reflects the preliminary estimate of bank cash balances due to the Sellers in conjunction with the acquisition of Mindscape.

(b) The pro forma combined condensed consolidated statement of operations sets forth the results of operations of TLC and Mindscape for the Year Ended December 31, 1997, as if the acquisition of Mindscape by TLC had occurred at the beginning of that year. The pro forma adjustment in the amount of $14,000 reflects amortization of the excess purchase price over the preliminary estimate of the fair value of the net assets acquired of Mindscape over the preliminary estimated useful life of ten years on a straight-line basis. Any allocation of the purchase price to the fair value of in-process research and development related to Mindscape could result in a material charge to operations and a reduction in the amounts of intangible assets to be amortized. There were no intercorporate transactions that required elimination.

TLC has performed a preliminary evaluation of the estimated period of benefit and the estimated useful life of the excess purchase price over the preliminary estimate of the fair value of the net assets acquired in and resulting from the acquisition of Mindscape based upon the nature of the brands and related rights acquired. TLC has preliminarily determined that the estimated period of benefit and the estimated useful life of the excess purchase price over the preliminary estimate of the fair value of the net assets acquired in and resulting from the acquisition of Mindscape is approximately ten years.

                           THE LEARNING COMPANY, INC.
                      NOTES TO PRO FORMA COMBINED CONDENSED
                  CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)


(c) The pro forma adjustment reflects the issuance of common stock and special warrants, which represent in the aggregate approximately 9,117,600 shares of TLC's common stock, in connection with the acquisition of Mindscape. TLC issued approximately 1,366,700 shares of common stock in connection with the acquisition of Mindscape. On March 6, 1998, TLC's Canadian subsidiary, SoftKey Software Products Inc. ("SoftKey"), agreed to sell to certain Canadian institutional investors 8,687,500 special warrants for aggregate proceeds of approximately $134,500. TLC used approximately $120,000 of the proceeds in connection with the acquisition of Mindscape. Each special warrant is exercisable without additional payment for one of SoftKey's Exchangeable Non-Voting Shares (the "Exchangeable Shares"). TLC has issued a special voting share (the "Voting Share") which has a number of votes equal to the number of Exchangeable Shares outstanding. The holder of the Voting Share is not entitled to dividends and shall vote with the common stockholders as a single class. SoftKey's Exchangeable Shares are exchangeable on a one-for-one basis for TLC's common stock without additional payment. The private placement is ultimately subject to certain conditions, including receipt of certain regulatory approvals. For presentation in these pro forma combined condensed consolidated financial statements, TLC included special warrants, representing approximately 7,750,900 shares of common stock, in the computation of basic and diluted earnings per share as if the special warrants had been exercised for Exchangeable Shares at the beginning of the Year Ended December 31, 1997.